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                                                                  Exhibit (h)(5)

                                   ASSIGNMENT
                                       OF
                        FEE WAIVER/EXPENSE REIMBURSEMENT

     ASSIGNMENT entered into this 1/st/ day of September, 2003 by and between LOOMIS SAYLES & COMPANY, L.P. ("Loomis") and CDC IXIS ASSET MANAGEMENT ADVISERS, L.P. ("CDC IXIS ADVISERS") for the benefit of CDC Nvest Strategic Income Fund ("Strategic Income Fund"), a series of CDC Nvest Funds Trust I ("Trust I"), and CDC Nvest Massachusetts Tax Free Income Fund ("Massachusetts Income Fund" and, together with Strategic Income Fund, the "Funds"), a series of CDC Nvest Funds Trust II ("Trust II" and, together with Trust I, the "Trusts").

     WHEREAS, the CDC IXIS Advisers has committed to a fee waiver/expense reimbursement arrangement for each of Strategic Income Fund and Massachusetts Income Fund through April 30, 2004;

     WHEREAS, the Funds have entered into new advisory arrangements whereby Loomis replaces CDC IXIS Advisers as the investment adviser for the Funds effective September 1, 2003;

     WHEREAS, CDC IXIS Advisers wishes to assign to Loomis its responsibilities and obligations under the fee waiver/expense reimbursement arrangement for each of the Funds; and

     WHEREAS, Loomis wishes to accept such assignment and the Trusts, on behalf of the Funds have no objection to the assignment.

     NOW THEREFORE, the parties agree:

Loomis will be committed to each fee waiver/expense reimbursement arrangement through April 30, 2004 under the identical terms as set forth in the letter agreements from CDC IXIS Advisers.

CDC IXIS ASSET MANAGEMENT                     LOOMIS SAYLES & COMPANY, L.P.
ADVISERS, L.P.
By: CDC IXIS Asset Management                 By: Loomis Sayles & Company, Inc,
Distribution Corporation, its general         its general partner
partner

By: /s/ John T. Hailer                        By: /s/ Kevin Charleston
    ------------------------------------          ------------------------------
Name:   John T. Hailer                        Name:   Kevin Charleston
      ----------------------------------            ----------------------------
Title:  President                             Title:  Director
      ----------------------------------            ----------------------------

CDC NVEST FUNDS TRUST I, on behalf of CDC Nvest Strategic Income Fund CDC Nvest FUNDS TRUST II, on behalf of CDC Nvest Massachusetts Tax Free Income Fund

By: /s/ John T. Hailer
    ------------------------------------
Name:   John T. Hailer
      ----------------------------------
Title:  President
       ---------------------------------

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A copy of each Amended and Restated Agreement and Declaration of Trust for the
Trusts is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to each Trust by officers of the Trust as officers and not individually and that the obligations arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually, but are binding only upon the assets and property belonging to the Trust.